Exhibit 10.3

FORM OF SHARED SERVICES AGREEMENT

This Shared Services Agreement (this “Agreement”) is entered into as of                        , 2019 by and between Hertz Group Realty Trust, Inc., a Maryland corporation (the “Company”), Hertz Group Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and Hertz Investment Group, LLC, a Delaware limited liability company (together with its permitted assignees, “Hertz Investment”).

WHEREAS, the Company is a newly organized Maryland corporation formed to own and operate office buildings across the United States;

WHEREAS, substantially all of the assets of the Company will be held by, and substantially all of the operations of the Company will be conducted through, the Operating Partnership, either directly or through its subsidiaries, and the Company will be the sole general partner of the Operating Partnership; and

WHEREAS, Hertz Investment has agreed to provide the Company and the Operating Partnership with certain personnel, services and resources as provided in this Agreement.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENTS HEREIN SET FORTH, THE PARTIES HERETO AGREE AS FOLLOWS:

1.           Services.

(a)          Hertz Investment hereby agrees to provide the Company and the Operating Partnership with certain personnel, services and resources, including (i) a chief executive officer, (ii) a president, (iii) an executive vice president and chief financial officer, and (iv) an executive vice president and general counsel. Such positions are collectively referred to as the “Executive Team” throughout this Agreement.

(b)          The Executive Team will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company and the Operating Partnership as may be appropriate, including, without limitation:

(i)          engaging and supervising independent contractors that provide services relating to the Company, including, but not limited to, investment banking, legal or regulatory advisory, tax advisory, accounting advisory, securities brokerage, and other financial and consulting services as necessary (it being understood that the board of directors of the Company (the “Board of Directors”) and its audit committee shall retain authority to determine the Company’s independent public accountant and that the independent directors and any committee of the Board of Directors shall retain the authority to hire its or their own attorneys or other advisors);

(ii)         administering bookkeeping and accounting functions as are required for the management and operation of the Company and the Operating Partnership, contracting for audits and preparing or causing to be prepared such periodic reports and filings as may be required by any governmental authority in connection with the ordinary conduct of the business of the Company and the Operating Partnership, and otherwise advising and assisting the Company and the Operating Partnership with their compliance with applicable legal and regulatory requirements, including, where applicable and without limitation, periodic reports, returns or statements required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Internal Revenue Code (the “Code”) and any regulations or rulings thereunder, the securities and tax statutes of any jurisdiction in which the Company and the Operating Partnership are obligated to file such reports, or the rules and regulations promulgated under any of the foregoing (it being understood that the Board of Directors and its audit committee shall retain authority to determine the Company’s independent public accountant and that the independent directors and any committee of the Board of Directors shall retain the authority to hire its or their own attorneys or other advisors);

(iii)        advising and assisting in the preparation and filing of all offering documents, registration statements, prospectuses, periodic reports, proxies and other forms or documents filed with the U.S. Securities and Exchange Commission or the Israel Securities Authority or any state or local securities regulators, including any applicable stock exchanges;

(iv)        causing the Company and the Operating Partnership to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to real estate investment trusts (“REITs”) (it being understood that the Board of Directors and its audit committee shall retain authority to determine the Company’s independent public accountant and that the independent directors and any committee of the Board of Directors shall retain the authority to hire its or their own attorneys or other advisors);

(v)         taking all necessary actions to enable the Company and the Operating Partnership to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Code applicable to REITs;

(vi)        counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury regulations thereunder;

(vii)       counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from the Investment Company Act;

(viii)      communicating with investors and analysts as required to satisfy reporting or other requirements of any governing body or exchange on which the Company’s or the Operating Partnership’s securities are traded, and to maintain effective relations with such investors and analysists;

(ix)         causing the Company and the Operating Partnership to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(x)          handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company and the Operating Partnership may be involved, or to which the Company and the Operating Partnership may be subject arising out of the Company’s and the Operating Partnership’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

(xi)         using commercially reasonable efforts to cause the Company and the Operating Partnership to comply with all applicable laws and regulations in all material respects; and

(xii)        such other matters as may be necessary from time to time.

(c)          The Executive Team shall devote such of their time to performing the services listed in (i) through (xii) above as is reasonably necessary and appropriate.

2.           Term. The term of this Agreement shall commence on the date of the consummation of the initial public offering of the Company (the “IPO”) and shall be in effect until the date that is five years after the date of the consummation of the IPO (the “Original Term”). Unless this Agreement is terminated pursuant to Section 3 below, the Original Term (and each Renewal Term (as defined below)) shall renew and be extended for an additional five-year period (each such term, a “Renewal Term”).

3.           Termination.

(a)          Termination by the Company and the Operating Partnership.

(A)         Without Cause. The Company and the Operating Partnership may terminate this Agreement upon 30-day prior written notice to Hertz Investment if a majority of the independent directors of the Company determines that such termination is in the best interests of the Company and the Operating Partnership.

(B)         For Cause. The Company and the Operating Partnership may terminate this Agreement upon 60-day prior written notice to Hertz Investment if (1) there is a commencement of any proceeding relating to Hertz Investment’s bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or Hertz Investment authorizing or filing a voluntary bankruptcy petition, and such proceeding or order remains in force or unstayed for a period of 30 days, (2) Hertz Investment dissolves as an entity, (3) subject to a verdict by a court of competent jurisdiction and after the exhaustion of all appeals, Hertz Investment is found to have committed fraud against the Company or the Operating Partnership, misappropriated or embezzled funds of the Company or the Operating Partnership, or acted in a manner constituting bad faith, willful misconduct or gross negligence in the performance of its duties under this Agreement; provided, however, that if any of the actions or omissions described in this clause (3) are caused by an employee and/or officer of Hertz Investment or one of its affiliates and Hertz Investment takes appropriate action against such person and cures the damage caused by such actions or omissions within 30 days of Hertz Investment’s actual knowledge of its commission or omission, the Company and the Operating Partnership shall not have the right to terminate this Agreement pursuant to this clause (3), or (4) there is a Change in Control of Hertz Investment (as defined below), effective immediately concurrently with or within 90 days following such Change in Control.

“Change in Control” means the occurrence of a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than any affiliate of Hertz Investment) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Hertz Investment possessing more than fifty percent (50%) of the total combined voting power of Hertz Investment’s securities outstanding immediately after such acquisition.

(b)          Termination by Hertz Investment. Hertz Investment may terminate this Agreement upon 60-day prior written notice to the Company and the Operating Partnership in the event that the Company or the Operating Partnership, as applicable, defaults in the performance or observance of any material term, condition or covenant contained in this Agreement and such default continues for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period.

4.           Fees and Expenses.

(a)          For its performance of the services to be rendered hereunder, Hertz Investment shall receive an annual service fee, payable monthly, in the amount of (i) $500,000 if Total Asset Value (as defined below) is less than $3.0 billion; (ii) $750,000 if Total Asset Value is equal to or higher than $3.0 billion and less than $3.5 billion, and (iii) $1,000,000 if Total Asset Value is equal to or higher than $3.5 billion.

“Total Asset Value” means the carrying value of total assets of the Company and the Operating Partnership (on a consolidated basis) presented on a fair value basis in accordance with International Financial Reporting Standards and based on the Company’s most recent quarterly financial statements.

(b)          The Company and the Operating Partnership shall pay all of their expenses and shall reimburse Hertz Investment for documented expenses incurred on their behalf, which include the expenses in Section 4(c) and Section 4(d) below (collectively, the “Expenses”).

(c)          The Company’s and the Operating Partnership’s shall reimburse Hertz Investment monthly for their allocable share of the compensation paid by Hertz Investment to its personnel serving the Company and the Operating Partnership, including the Executive Team. The Company’s and the Operating Partnership’s share of such out-of-pocket costs shall be based upon commercially reasonable estimates of the percentage of time devoted by such personnel of Hertz Investment and its affiliates to the Company’s and the Operating Partnership’s affairs. Hertz Investment shall provide the Company and the Operating Partnership with such information as the Company and the Operating Partnership may reasonably request to support the determination of the Company’s and the Operating Partnership’s share of such costs.

(d)          The Company and the Operating Partnership shall reimburse Hertz Investment monthly for (i) their pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of Hertz Investment and its affiliates required for the operations of the Company, the Operating Partnership and their subsidiaries, and (ii) the costs of any legal, accounting, auditing, tax planning and tax return preparation and consulting services, investor relations expenses and other professional services incurred by Hertz Investment or its affiliates on behalf of the Company, the Operating Partnership and their subsidiaries. These expenses will be allocated between Hertz Investment, on the one hand, and the Company and the Operating Partnership, on the other hand, based on the ratio of the Company’s and the Operating Partnership’s proportion of net assets compared to all remaining net assets managed or held by Hertz Investment as calculated at each quarter end. Hertz Investment and the Company and the Operating Partnership will modify this allocation methodology, subject to the approval of the independent directors of the Board of Directors, if the allocation becomes inequitable.

(e)          Hertz Investment may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(f)          The provisions of this Section 4 shall survive the expiration or earlier termination of this Agreement to the extent such Expenses have previously been incurred or are incurred in connection with such expiration or termination.

(g)          Hertz Investment shall prepare a statement documenting the Expenses incurred by Hertz Investment during each calendar month, and shall deliver such statement to the Company and the Operating Partnership within [10] days after the end of each calendar month. Such Expenses shall be reimbursed by the Company and the Operating Partnership on the fifth business day immediately following the date of delivery of such statement.

(h)          The provisions of this Section 4 shall survive the expiration or earlier termination of this Agreement.

5.           Standard of Care. Hertz Investment and each Executive Officer shall use, and shall cause each of its applicable subsidiaries and affiliates to use, its commercially reasonable efforts in the timely provision of the services to be rendered hereunder, exercising the same degree of care, priority and diligence as it exercises in performing the same or similar services for itself, and shall cooperate with the Company and the Operating Partnership in connection with the provision of such services. The parties will consult with each other in good faith, as required, with respect to the furnishing of, and payment for, special or additional services, extraordinary items and the like.

6.           Confidential Information. Hertz Investment acknowledges that the information and knowledge obtained in the course of its performance of the services to be rendered hereunder (collectively, the “Confidential Information”) are of a confidential nature. Hertz Investment shall, and shall ensure that its employees, use commercially reasonable efforts to take all actions necessary and appropriate to preserve the confidentiality of the Confidential Information and prevent (i) the disclosure of the Confidential Information to any person other than employees or agents of Hertz Investment who have a need to know of such Confidential Information in order to perform their duties hereunder; and (ii) the use of the Confidential Information other than in connection with the performance of its duties hereunder.

7.           Limitation on Liability; Indemnification.

(a)          Hertz Investment assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith. In performing their duties under this Agreement, Hertz Investment and the Executive Team shall be entitled to rely reasonably on qualified experts hired by them. Hertz Investment, its members, advisors, officers and employees will not be liable to the Company or the Operating Partnership, to the Board of Directors, the Company’s stockholders or the Operating Partnership’s partners for any acts or omissions by Hertz Investment, its affiliates, members, advisors, officers or employees, pursuant to or in accordance with this Agreement, except by reason of acts constituting bad faith, willful misconduct or gross negligence. The Company and the Operating Partnership shall, to the full extent lawful, reimburse, indemnify and hold Hertz Investment, its affiliates, members, advisors, officers and employees, sub-advisers and each other person, if any, controlling Hertz Investment (each, an “Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) (collectively, “Losses”) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of Hertz Investment’s duties under this Agreement and not constituting such Indemnified Party’s bad faith, willful misconduct or gross negligence.

(b)          Hertz Investment shall, to the full extent lawful, reimburse, indemnify and hold the Company and the Operating Partnership, the Company’s shareholders, the Operating Partnership’s partners, and their respective directors, officers and employees, and each other person, if any, controlling the Company or the Operating Partnership, harmless of and from any and all Losses in respect of or arising from any acts or omissions of Hertz Investment constituting bad faith, willful misconduct or gross negligence.

8.           Assignment.

(a)          This Agreement shall terminate automatically in the event of its assignment, in whole or in part, by Hertz Investment, unless such assignment is consented to in writing by the Company and the Operating Partnership with the consent of a majority of the independent directors of the Company. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as Hertz Investment is bound. Hertz Investment shall not be liable for errors or omissions of any other successor under this Agreement arising from and after any such assignment. In the case of any assignment, the assignee shall execute and deliver to the Company and the Operating Partnership a counterpart of this Agreement naming the assignee as such under this Agreement. This Agreement shall not be assigned by the Company or the Operating Partnership without the prior written consent of Hertz Investment.

(b)          Notwithstanding any provision of this Agreement, Hertz Investment may subcontract or assign any or all of its responsibilities under Section 1 to any of its affiliates in accordance with the terms of this Agreement, and the Company and the Operating Partnership hereby consent to any such assignment or subcontracting. In addition, provided that Hertz Investment provides prior written notice to the Company and the Operating Partnership for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to Hertz Investment under this Agreement.

9.           Additional Documents. From time to time after execution of this Agreement, the parties hereto will, without additional consideration, execute and deliver such further documents and take such further action as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

10.         No Joint Venture. Nothing in this Agreement shall be construed to make the Company, the Operating Partnership and Hertz Investment partners or joint venturers or impose any liability as such on either of them.

11.         Release of Money and Other Property Upon Written Request. Hertz Investment agrees that any money or other property of the Company, the Operating Partnership or a subsidiary thereof held by Hertz Investment under this Agreement shall be held by Hertz Investment as custodian for the Company, the Operating Partnership or such subsidiary, and Hertz Investment’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company, the Operating Partnership or such subsidiary. Upon the receipt by Hertz Investment of a written request signed by a duly authorized officer of the Company or the Operating Partnership requesting Hertz Investment to release to the Company, the Operating Partnership or any subsidiary thereof, as applicable, any money or other property then held by Hertz Investment for the account of the Company, the Operating Partnership or any such subsidiary under this Agreement, Hertz Investment shall release such money or other property to the Company, the Operating Partnership or any such subsidiary, as applicable, within a reasonable period of time, but in no event later than 30 days following such request. Hertz Investment shall not be liable to the Company, the Operating Partnership or any subsidiary thereof for any acts performed, or omissions to act, by the Company or any Subsidiary in connection with the money or other property released to the Company, the Operating Partnership or any subsidiary thereof in accordance with the first sentence of this Section 11.

12.         Notices. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission or email against answerback, (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to the Company or the Operating Partnership:

Hertz Group Realty Trust, Inc.

21860 Burbank Boulevard, Suite 300

South Woodland Hills, California 91367

Attention: General Counsel

If to Hertz Investment:

Hertz Investment Group, LLC

21860 Burbank Boulevard, Suite 300

South Woodland Hills, California 91367

Attention: General Counsel

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 12 for the giving of notice.

13.         Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

14.         Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing executed by both parties.

15.         Arbitration.

(a)          Any disputes, claims or controversies arising out of or relating to this Agreement, the provision of services by Hertz Investment pursuant to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of the Company, the Operating Partnership or Hertz Investment or any holder of equity interests (which, for purposes of this Section 15, shall mean any holder of record or any beneficial owner of equity interests or any former holder of record or beneficial owner of equity interests) of the Company, the Operating Partnership or Hertz Investment, either on his, her or its own behalf, on behalf of the Company, the Operating Partnership or Hertz Investment or on behalf of any series or class of equity interests of the Company, the Operating Partnership or Hertz Investment or holders of any equity interests of the Company, the Operating Partnership or Hertz Investment against the Company, the Operating Partnership or Hertz Investment or any of their respective directors, partners, members, officers, advisors (including Hertz Investment or its successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement or the governing documents of the Company, the Operating Partnership or Hertz Investment (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 15. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the directors, partners, members, officers or advisors of the Company, the Operating Partnership or Hertz Investment and class actions by a holder of equity interests against those individuals or entities and the Company, the Operating Partnership or Hertz Investment. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

(b)          There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration. The arbitrators may be affiliated or interested persons of the parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration. The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(c)          The place of arbitration shall be Los Angeles, California, unless otherwise agreed by the parties.

(d)          There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

(e)          In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Maryland. Any arbitration proceedings or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. The Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based. Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 15(g), each party against which the Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Award or such other date as the Award may provide.

(f)          Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the Company’s, the Operating Partnership’s or Hertz Investment’s, as applicable, award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

(g)          Notwithstanding any language to the contrary in this Agreement, the Award, including but not limited to, any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). The Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of the Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, this Section 15(g) shall apply to any appeal pursuant to this Section 15 and the appeal tribunal shall not render an award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

(h)          Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 15(g), the Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon the Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(i)          This Section 15 is intended to benefit and be enforceable by the Company, the Operating Partnership, Hertz Investment and their respective holders of equity interests, directors, partners, members, officers, advisors (including Hertz Investment or its successor), agents or employees, and their respective successors and assigns and shall be binding upon the Company, the Operating Partnership, Hertz Investment and their respective holders of equity interests, and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

Section 16.         Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

Section 17.         Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 18.         Titles Not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

Section 19.         Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 20.         Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Hertz Group Realty Trust, Inc.

By:
Name:
Title:

Hertz Group Realty Operating Partnership, LP

By:	Hertz Group Realty Trust, Inc.,
its general partner

By:
Name:
Title:

Hertz Investment Group, LLC

By:
Name:
Title:

[Signature Page to Shared Services Agreement]